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                                                                   EXHIBIT 10.26

                    WAIVER AGREEMENT AND AMENDMENT NO. 11 TO
               CREDIT AGREEMENT AND OTHER LOAN AND LEASE DOCUMENTS

         THIS WAIVER AGREEMENT AND AMENDMENT NO. 11 TO CREDIT AGREEMENT AND OTHER LOAN AND LEASE DOCUMENTS ("this Amendment") is dated this 26th day of July, 2001, to be effective as of May 31, 2001, by and among the BANKS listed on the signature pages hereof ("Banks"), BANK ONE, COLORADO, N.A., as Agent ("Agent"), BANC ONE LEASING CORPORATION, as Lessor ("Banc One Leasing"), ANALYTICAL SURVEYS, INC., as Borrower and Lessee ("Borrower"), MSE CORPORATION, an Indiana corporation, as Guarantor and lease guarantor ("MSE"), ASI LANDMARK, INC., a Colorado corporation, as Guarantor and lease guarantor ("Landmark"), ASI OF PUERTO RICO, INC., a Puerto Rico corporation, as Guarantor ("Puerto Rico"), MSE HOLDING COMPANY, an Indiana corporation, as Guarantor ("MSE Holding"), MSE LLC, an Indiana limited liability company, as Guarantor ("MSE LLC"), CARTOTECH, INC., a Texas corporation, as lease guarantor ("Cartotech"), INTELLIGRAPHICS INTERNATIONAL, INC. ALSO KNOWN AS ASI TECHNOLOGIES (INTELLIGRAPHICS), a Wisconsin corporation, as lease guarantor ("Intelligraphics"), and SURVEY HOLDINGS, INC., a Texas corporation, as Guarantor and lease guarantor ("Holdings" which together with MSE, Landmark, Puerto Rico, MSE Holding, MSE LLC, Cartotech, Intelligraphics and Holdings may be collectively referred to as "Guarantors");

                                   WITNESSETH:

         WHEREAS, Borrower, Banks and Agent are parties to a Credit Agreement dated as of June 3, 1998, as amended by Amendment No. 1 through Amendment No. 5, Waiver Agreement and Amendment No. 6 to Credit Agreement and Other Loan and Lease Documents, Waiver Agreement and Amendment No. 7 to Credit Agreement and Other Loan and Lease Documents, Waiver Agreement and Amendment No. 8 to Credit Agreement and Other Loan and Lease Documents, Waiver Agreement and Amendment No. 9 to Credit Agreement and Other Loan and Lease Documents and Waiver Agreement and Amendment No. 10 to Credit Agreement and Other Loan and Lease Documents (as so amended, the "Credit Agreement");

         WHEREAS, Borrower and Banc One Leasing are parties to a Master Lease Agreement dated June 8, 1993 (the "Master Lease") and various lease schedules pursuant thereto (the Master Lease together with all leases and lease schedules executed and delivered by Borrower to Banc One Leasing under the Master Lease may be referred to as the "Leases" and any of which may be referred to individually by the words "Lease No." and its lease schedule number, such as Lease No. 1-94447);

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         WHEREAS, Borrower and/or certain Guarantors are parties to various equipment leases with The Fifth Third Bank of Central Indiana ("Fifth Third") which leases (collectively, the "5th/3rd Leases") are more particularly identified on SCHEDULE I to Waiver Agreement and Amendment No. 10 to Credit Agreement and Other Loan and Lease Documents;

         WHEREAS, pursuant to the Credit Agreement, Banks have extended to Borrower the following secured credit facilities (i) revolving lines of credit, as provided in Section 2.1 of the Credit Agreement (collectively, the "Revolving Loans") and (ii) term loans (collectively, the "Term Loan") as follows:

         (a)      Revolving Loans Principal Balances as of June 30, 2001:

                  (i)   National City             $  711,974.12
                  (ii)  KeyBank                   $  711,974.12
                  (iii) Fifth Third               $1,423,948.24
                  (iv)  Bank One                  $1,552,103.52

         (b)      Term Loan Principal Balances as of June 30, 2001:

                                         Interest-Bearing  Non-Interest Bearing
                                         ----------------  --------------------

                  (i)   National City      $  830,517.95      $  809,061.50
                  (ii)  KeyBank            $  830,517.95      $  809,061.50
                  (iii) Fifth Third        $1,661,035.94      $1,618,122.99
                  (iv)  Bank One           $1,810,529.16      $1,763,754.01

         WHEREAS, to secure the Obligations, Borrower executed and delivered to the Agent, among other things, a Security Agreement and Assignment dated as of June 3, 1998 (as amended to date, the "Security Agreement"); and a Pledge and Security Agreement dated as of June 3, 1998, as amended by Amendment No. 1 to Pledge and Security Agreement dated June 26, 1998 (the "Pledge Agreement");

         WHEREAS, to further secure the Obligations, MSE, MSE Holding, MSE LLC, Landmark, and Puerto Rico each executed and delivered to Agent a Guaranty of the Obligations;

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         WHEREAS, to secure each of their respective Guaranties and to further secure the Obligations, MSE, MSE Holding, MSE LLC, Landmark, and Puerto Rico each executed and delivered to Agent a Security Agreement and Assignment;

         WHEREAS, to further secure the Leases, MSE, Landmark, Holdings, Cartotech and Intelligraphics each executed and delivered to Banc One Leasing a guaranty of the Leases;

         WHEREAS, Borrower and Guarantors have requested that Banks waive existing Events of Default, extend the maturity date of the Revolving Loans to November 1, 2001, and if Borrower reduces the aggregate principal balance of the Loans by at least One Million Dollars ($1,000,000.00) on or before November 1, 2001, extend the maturity date of the Revolving Loans to January 31, 2002, and make other modifications of the Credit Agreement;

         WHEREAS, Banks have agreed to waive the existing Events of Default, extend the maturity date of the Revolving Loans to November 1, 2001, and if Borrower reduces the aggregate principal balance of the Loans by at least One Million Dollars ($1,000,000.00) on or before November 1, 2001, extend the maturity date of the Interest Bearing Term Loan to January 31, 2002, and make other modifications of the Credit Agreement, subject to the terms and upon the conditions hereinafter set forth;


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                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein and the acts to be performed hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

         1. Incorporation of Recitals/Definitions. The foregoing Recitals and definitions set forth above are incorporated herein and made a part hereof. Terms which are defined in the Credit Agreement and which are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

         2. Waiver.

            (a) Acknowledgment of Default. Borrower and Guarantors acknowledge that as of the date hereof, Borrower has not obtained a Replacement Line Commitment and, as a result, the Revolving Loan Scheduled Maturity Date was May 31, 2001, and Borrower's failure to pay the Obligations in full on or before May 31, 2001, constitutes an Event of Default and other Events of Default (including those identified in Section 2(a) and (b) of the Tenth Amendment) exist under the Credit Agreement (collectively, the "Existing Defaults").

            (b) Waiver. Banks hereby waive the Existing Defaults, all such waivers being effective through November 1, 2001, and, upon receipt by Agent, after the effective date of the Eleventh Amendment and on or prior to November 1, 2001, of not less than One Million Dollars ($1,000,000) (the "Minimum Required Paydown"), such waivers being extended and effective through January 31, 2002. Banc One Leasing also hereby waives compliance by Borrower with Section 18 of the Master Lease. In addition, Banc One Leasing hereby waives any default or event of default under the Master Lease or the Leases by reason of the Existing Defaults, such waivers effective through November 1, 2001 and, upon receipt by the Agent of the Minimum Required Paydown, through January 31, 2002.

            (c) Effect of Waiver. The waivers granted pursuant to Subsection (b) of this Section 2 are not and shall not be deemed to be a waiver by Banks of any other Defaults or Events of Default which may now or hereafter exist.


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         3.  Amendments to Credit Agreement and Notes.

            (a) The following new definitions are inserted in Section 1.1 of the Credit Agreement such that all definitions therein are in alphabetical order:

                "Eleventh Amendment" means the Waiver Agreement and Amendment
            No. 11 to Credit Agreement and Other Loan and Lease Documents dated as of May 31, 2001 by and among Borrower, certain Subsidiaries or Affiliates of Borrower, Banc One Leasing Corporation, Banks and Agent.

                "Minimum Required Paydown" means payments of principal of the
            Loans in an aggregate amount not less than One Million Dollars ($1,000,000), paid to Agent for the ratable benefit of Banks after the effective date of the Eleventh Amendment and on or prior to November 1, 2001.

            (b) Amendment of Interest Bearing Term Note. The definition of the term "Interest Bearing Term Note" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "Interest Bearing Term Note" means the promissory notes in the initial aggregate principal amount of $5,132,601 evidencing the interest bearing portion of the Term Loan, made by the Borrower and payable to the order of the Banks, substantially in the form of Exhibit A-2(a) hereto, as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.

            (c) Amendment of Interest Bearing Term Loan Scheduled Maturity Date. The definition of the term "Interest Bearing Term Loan Scheduled Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "Interest Bearing Term Loan Scheduled Maturity Date" means
            December 31, 2001, or, in the event that Borrower delivers to Agent for the ratable benefit of Banks the Minimum Required Paydown on or before November 1, 2001, January 31, 2002, and, in

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            the event that Borrower delivers to Agent for the ratable benefit of
            Banks the Minimum Required Paydown on or before November 1, 2001, the Non-Interest Bearing Term Loan and the Revolving Loans have been paid in full and the unpaid principal balance of the Interest
            Bearing Term Loan on January 31, 2002, is Five Million Dollars ($5,000,000.00) or less, October 1, 2002.

            (d) Interim Period. The definition of the term "Interim Period" in
         Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "Interim Period" means the period from the effective date of the
            Eleventh Amendment to and including November 1, 2001, and if the Minimum Required Paydown is made on or before November 1, 2001, then to and including January 31, 2002.

            (e) Amendment of Non-Interest Bearing Term Loan Scheduled Maturity Date. The definition of the term "Non-Interest Bearing Term Loan Scheduled Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "Non-Interest Bearing Term Loan Scheduled Maturity Date" means
            November 1, 2001, or, in the event that Borrower delivers to Agent for the ratable benefit of Banks the Minimum Required Paydown on or before November 1, 2001, January 31, 2002.

            (f) Revolving Loans Commitments. The definition of the term "Revolving Loans Commitments" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "Revolving Loans Commitment" means the commitment of the Banks to permit the Revolving Loans to remain outstanding in the aggregate amount not to exceed (i) from the effective date of the Eleventh Amendment until the earlier of November 1, 2001 or the date of receipt by Agent of the Minimum Required Paydown, Four Million Four Hundred Thousand Dollars ($4,400,000); and (ii) if the Minimum Required Paydown is paid to Agent for the ratable benefit of the Banks on or before November 1, 2001, from November 2, 2001 to January 30, 2002, Four Million Four Hundred Thousand Dollars ($4,400,000); and (iii) in the event the Minimum Required Paydown is not received by Agent on or before November 1, 2001,

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            or, in any event, on January 31, 2002, Zero Dollars ($0); provided, however, notwithstanding any provision of this Agreement or the Revolving Note to the contrary, Banks shall not make any further Advance after the effective date of the Tenth Amendment.

            (g) Revolving Loans Scheduled Maturity Date. The definition of the term "Revolving Loans Scheduled Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "Revolving Loans Scheduled Maturity Date" means November 1,
            2001, or, in the event that Borrower delivers to Agent for the ratable benefit of Banks the Minimum Required Paydown on or before November 1, 2001, January 31, 2002.

            (h) Revolving Note. The definition of the term "Revolving Note" in
         Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                "Revolving Note" means the promissory notes in the aggregate principal amount of $4,400,000 made by the Borrower and payable to the order of the Banks, substantially in the form of Exhibit A-1 hereto, as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.

            (i) Amendment of Section 2.6(b). Section 2.6(b) is hereby amended in its entirety to read as follows:

                (b) Payment of Term Loan Notwithstanding any provision of this Agreement or any Term Note to the contrary, the Borrower will repay: (i) the Non-Interest Bearing Term Loan in full on or before the earlier of: (A) the Non-Interest Bearing Term Loan Scheduled Maturity Date; or (B) the date upon which a Change of Control occurs; and (ii) will repay the Interest Bearing Term Loan in full on or before the Interest Bearing Term Loan Scheduled Maturity Date. Quarterly installment payments of principal of the Term Loan are no longer required to be made, effective as of March 31, 2001.

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            (j) Mandatory Prepayments. Section 2.6(d) of the Credit Agreement is
         hereby amended in its entirety to read as follows:

                (d) Mandatory Repayment Notwithstanding any provision of this
            Agreement to contrary:

                    (i) The Borrower will repay the Loans in full on demand upon the acceleration of the due date of any of the Loans by the Agent pursuant to Article VI and/or Section 2.17 hereof.

                    (ii) The Borrower shall pay to the Agent Net Proceeds within not more than five (5) Business Days after the Borrower shall receive Net Proceeds from (x) Dispositions, (y) any equity securities issuance or sale; or (z) insurance recoveries and condemnation and eminent domain awards. Collateral shall be released from the liens of the Collateral Documents upon any Disposition of such Collateral, provided that (i) no Event of Default has occurred and (ii) the Borrower shall have made the mandatory repayment (from the Net Proceeds and not as an additional payment) required under the terms of this Section 2.6. All payments made pursuant to this Section 2.6 shall be first applied to the Non-Interest Bearing Term Loan before being applied to the Revolving Loans and then to the Interest Bearing Term Loan, except that for the purposes of determining whether the unpaid principal balance of the Revolving Loans exceeds the Borrowing Base plus the amount of the consolidated cash of Borrower and its Subsidiaries (as provided in Section 2.6(d)(iii) below), all principal payments paid after July 1, 2001, shall be deemed to have been principal payments on the Revolving Loans.

                    (iii) The Borrower shall, upon demand by Agent, pay to the Agent as a principal reduction of the Revolving Loan the amount by which the principal balance then outstanding on the Revolving Loans at any time exceeds the Borrowing Base plus the

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                    amount of the consolidated cash of the Borrower and the
                    Borrower's Subsidiaries.

                    (iv) In addition to all other payments required to be paid under the terms of this Agreement, the Borrower shall pay to Agent (y) on or before November 1, 2001, as a principal payment on the Non-Interest Bearing Term Loan, the Minimum Required Paydown; and (z) upon a Change in Control, the entire unpaid principal sum of and all accrued interest upon the Loans, as reduced, if at all, by clause (v) of this
                    Section 2.6(d).

                    (v) Notwithstanding any provision of this Agreement or the Notes to the contrary, upon payment by the Borrower to the Agent for the ratable benefit of the Banks, in one or more transactions, on or prior to November 1, 2001, of payments of principal aggregating: (A) Four Million Dollars ($4,000,000) by Federal Reserve Bank wire-transfer or in cash, or (B) the sum of: (1) Three Million Dollars ($3,000,000) by Federal Reserve Bank wire-transfer or in cash, and (2) warrants, stock options or other equity securities of the Borrower, in any case acceptable in form and substance to Banks, having a value, as determined in good faith by Banks, of not less than One Million Dollars ($1,000,000), the Obligations shall be deemed satisfied in full (with any unpaid balances of the Notes being forgiven and discharged) and Banks shall deliver to Borrower the Notes marked "Canceled".

                    (vi) Notwithstanding any provision of this Agreement or the Notes to the contrary, if the aggregate sum of all principal payments made by the Borrower, in one or more transactions, to the Agent for the ratable benefit of the Banks on or before November 1, 2001 is less than the amounts set forth in Section 2.6(d)(v)(A) or (B) above, then, as received: (A) Banks shall credit Four Dollars ($4.00) of Obligations as paid for each One Dollar ($1.00) of principal actually paid by Borrower to the Agent on or before November 1, 2001 (constituting a

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                    forgiveness of indebtedness of Three Dollars ($3.00) for
                    each One Dollar ($1.00) of principal received); and (B) Banks shall credit Three Dollars ($3.00) of Obligations as paid for each One Dollar ($1.00) of principal actually paid during the period from November 2, 2001 through January 31, 2002 (constituting a forgiveness of indebtedness of Two Dollars ($2.00) for every One Dollar ($1.00) received). Any principal payments received by the Agent for the ratable benefit of the Banks after January 31, 2002, shall be credited Dollar for Dollar and no forgiveness of indebtedness or additional payment credits shall be granted. The provisions of Section 2.6(d)(v) and this Section 2.6(d)(vi) shall not be construed to apply to any of Borrower's or Guarantors' lease obligations to Banc One Leasing Corporation or The Fifth Third Bank, formerly known as The Fifth Third Bank of Central Indiana.

            (k) Article IX of the Credit Agreement is hereby amended in its entirety to read as follows:

                                   ARTICLE IX

                              ADDITIONAL PROVISIONS

                9.1 Controlling Effect. In the event of any conflict between a provision of Article IX and any other provision of this Agreement, the provisions of Article IX shall control.

                9.2 Interest Payments. The principal balance of the Revolving
            Loans and the Interest Bearing Term Loan outstanding from time to time shall bear interest and be payable at a variable rate of interest equal to the Prime Rate plus the Applicable Margin. Interest shall be due and payable monthly in arrears on the first day of each month.

                9.3 Revolving Loan Advances During Interim Period. From and
            after the effective date of the Tenth Amendment, Banks shall make no further Advances under the Revolving Loans.

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             9.4 Rolling Cash Flow Projections. Within ten (10) Business
         Days of the end of each calendar month, Borrower shall provide to Agent, with a copy for each Bank, a prospective sixteen (16) week cash flow projection in form and detail acceptable to Banks for the sixteen
         (16) week period commencing with the first week of the month in which such cash flow projection is required to be delivered to Agent ("Rolling Cash Flow Projection").

             9.5 Agent's Fee. Notwithstanding the letter agreement by and between Borrower and Agent dated October 8, 1998, Borrower shall pay to Agent an annual fee equal to twelve and one-half (12.5) basis points (the "Agent's Fee") on the total principal sum of: (i) the Term Loan, and (ii) the Revolving Loan Commitments, if any, each as at October 15th of each year.

             9.6 Financial Information and Reporting. In addition to all other financial statements and reports required by the terms of this Agreement for so long as any portion of the Revolving Loans remains unpaid Borrower shall: (a) for so long as the Revolving Loans remain unpaid, provide Agent with a Borrowing Base Certificate setting forth each component of the Borrowing Base and an accounts receivable aging report ("A/R Aging"), each as of Friday of each week, such Borrowing Base Certificate to be received by Banks not later than Wednesday of the following week; (b) deliver to Agent such invoices, contracts and other documentation supporting Borrower's computation of the Borrowing Base, as Agent may reasonably request; (c) monthly, by the twenty-fifth day of the following month, a consolidated unaudited balance sheet and income statement prepared in accordance with GAAP, a Borrowing Base Certificate setting forth each component of the Borrowing Base as of the last day of such month (but only if weekly Borrowing Base Certificates are not being provided), an A/R Aging and a contract status report ("Status Report"). Furthermore, in addition to all other financial statements and reports required by the terms of this Agreement for so long as any portion of the Revolving Loans and/or the Interest Bearing Term Loan and/or the Leases remains unpaid Borrower shall: (a) effective for the week ending June 6, 2001, initiate and conduct a telephone conference with a representative of Borrower, Agent and, at the option of each of the Banks, Banks, as requested by Agent;
         (b) on Wednesday of each week, beginning June 6, 2001, a cash flow report for the preceding calendar week comparing actual cash flow results to Borrower's then current Rolling Cash Flow Projection; and
         (c) monthly, by the twenty-fifth day of the following month, a consolidated unaudited balance sheet

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         and income statement prepared in accordance with GAAP, an A/R Aging and a Status Report.

             9.7 Independent Consultant. During the Interim Period,
         Borrower shall continue to employ a financial management consulting firm ("Financial Management Consultant") acceptable to Banks. Borrower's current Financial Management Consultant, Starshak & Associates, Inc., is acceptable to the Banks.

             9.8 Renewal Fee. Effective May 31, 2001, Borrower shall pay to Banks on the first day of each month a fee ("Monthly Renewal Fee") equal to one-twelfth of fifty (50) basis points on the total principal sum of the Interest Bearing Term Loan and the Revolving Loans. The Monthly Renewal Fee effective June 1, 2001 shall be Six Thousand Ninety-Seven Dollars ($6,097) and shall be adjusted upon payment in full of the Revolving Loans and any principal reductions of the Interest Bearing Term Loan.

             9.9 Investment Advisor. Borrower has engaged Brean Murray as Borrower's investment advisor ("Investment Advisor"). Subject to the confidentiality agreement executed by the Agent and the Banks, as required by the Investment Advisor and Borrower of other recipients, Borrower shall deliver to Agent, with a copy for each of the Banks, any amended offering circular, book or other presentation material intended for dissemination to prospective strategic partners, investors or purchasers of Borrower's businesses, capital stock, other equity securities or assets and, thereafter, shall within three (3) business days of receipt thereof by Borrower, deliver to Agent, with a copy for each of the Banks, any supplemental materials intended for dissemination to such prospective strategic partners, investors or purchasers.

             9.10 Delivery of Contracts. Upon request of Agent from time to time, Borrower shall within three (3) Business Days of such request deliver to Agent copies of Borrower's and Guarantors' contracts with their respective customers not previously delivered to Agent.

             9.11 No Additional Debt. Without the prior written consent of Banks, Borrower and Guarantors shall not create, incur or suffer to exist, or permit any Guarantor to create, incur or suffer to exist, any Debt or capital or operating leases except, (i) Debt hereunder; (ii) intercompany Debt and deferred rents and fees for services;(iii) Debt or capital or operating leases incurred prior to the date of the Sixth Amendment and permitted at the time incurred under the terms of Section 5.2(d) of this Agreement; and (iv) Debt incurred pursuant to indemnifications extended to Sanborn Colorado, LLC in connection with or pursuant to the Sanborn Sale Agreement; and (v) unsecured Debt for borrowed money fully subordinated to the Obligations (and without any right to be paid principal or interest so long as any portion of the Obligations remain unpaid) or Debt fully subordinated to the Obligations (and without any right to be paid principal or interest so long as any portion of the Obligations remain unpaid) secured by liens subordinated unconditionally to the security interests in favor of the Agent and/or the Banks (provided that the net proceeds of all such Debt are paid to the Agent for the ratable benefit of the Banks to be applied against the Obligations). Any such payment made pursuant to this Section 9.11 shall be a principal payment for purposes of Sections 2.6(d)(v) and (vi).

              9.12 Contract Review. The Borrower has retained a consultant to review the Borrower's and Guarantors' contracts at Borrower's expense. Borrower was to have delivered to Agent and each Bank a copy of the written report of such consultant, properly acknowledged as such consultant's work-product. Borrower has requested that the Banks waive the requirement that the report be acknowledged by such consultant. Banks agree to waive permanently this requirement if the Loans are paid in full, taking into account the provisions of Section 2.6(d)(v) of this Agreement, on or prior to January 31, 2002. In the event that the Loans are not paid in full by January 31, 2002, Banks may require Borrower to deliver the written report of this consultant, properly acknowledged as such consultant's work-product.

              9.13 Capital Expenditures. For the period from April 1, 2001 through September 30, 2001, Capital Expenditures shall not exceed the amounts projected as capital expenditures in Borrower's financial projections for Fiscal Year 2001 dated April, 2001 (as previously delivered to Banks) and for the period from October 1, 2001, through January 31, 2002, Capital Expenditures shall not exceed the sum of $200,000.

              9.14 Additional Information. Borrower shall: (i) make available for consultation with Agent, in the presence of one or more

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         representatives of Borrower, Borrower's Financial Management Consultant
         and Investment Advisor in connection with such matters as may affect the Collateral, Borrower's financial condition or the repayment of the Obligations and such other matters as Agent may reasonably request;
         (ii) provide periodic status reports received from Borrower's Financial Management Consultant and/or Investment Advisor; and (iii) promptly deliver to Agent any letter of intent, written expression of interest or offer received by Borrower or Borrower's Financial Management Consultant or Investment Advisor in connection with Borrower's efforts to achieve a strategic alliance, merger or sale of all or a portion of Borrower's businesses, capital stock, other equity securities or assets, to the extent that such letter, expression or offer is not subject to a confidentiality agreement or non-disclosure provision.

             9.15 Cash Collateral Account. So long as any portion of the Revolving Loans remain unpaid, Borrower shall maintain with Agent a cash collateral account, over which Agent alone shall have the power of withdrawal. So long as no Event of Default shall have occurred, all funds deposited in the cash collateral account shall be released to Borrower's general operating account promptly after Agent has received irrevocable credit with respect thereto.

             9.16 Proceeds of Commonwealth Edison Receivable. Borrower claims to be owed in excess of Two Million Seven Hundred Thousand Dollars ($2,700,000) by Commonwealth Edison (the "Com Ed Claim"), which is disputed by Commonwealth Edison. In the event of any payment of the Com Ed Claim prior to payment in full of the Revolving Loans, Borrower shall pay to Agent for application against the Revolving Loans and as a permanent reduction of the Revolving Loans Commitment fifty percent (50%) of the amount of such payment (net of legal fees and litigation costs related to collection thereof) after the sum of all payments received exceeds One Million Dollars ($1,000,000). Any payment made pursuant to this Section 9.16 shall be counted toward the Minimum Required Paydown, if not otherwise fully paid, and shall be a principal payment for purposes of Section 2.6(d)(v) and 2.6(d)(vi).

             9.17 Additional Events of Default. In addition to the Events of Default set forth in Section 6.1 hereof and notwithstanding any provision of this Agreement to the contrary, each of the following events shall constitute an Event of Default hereunder:

               (a) Failure to Timely Deliver Financial and Other Information. Borrower fails to timely deliver: (i) any contracts required by Section 9.10; (ii) a Rolling Cash Flow Projection; (iii) any Borrowing Base Certificate, A/R Aging, Revenue Report or Status Report; or (iv) any other information required to be delivered to Agent or Banks pursuant to the terms of this Agreement.

               (b) Failure to Pay Monthly Renewal Fee. Borrower fails to timely pay any Monthly Renewal Fee.

               (c) Total Amount of Loans. The aggregate principal balance of the Loans at any one time outstanding exceeds the sum of: (i) the Borrowing Base; plus (ii) Borrower's consolidated unbilled revenues as at the end of the fiscal month most recently closed; plus (iii) Borrower's consolidated cash.

               (d) Cash Receipts Shortfall. Borrower's actual cumulative consolidated cash receipts for period beginning June, 2001, and measured at the close of each fiscal month, beginning July 30, 2001, are less than eighty-five percent (85.0%) of the amount of the anticipated cumulative consolidated cash receipts at such month-end, as set forth in Borrower's projections dated June 22, 2001 (the "June 2001 Projections").

               (e) Cash Expenditures. Borrower's actual cumulative cash expenditures for months ending June 30, 2000 and thereafter (excluding payments to the Agent and/or the Banks for application against the Obligations or the Master Lease) exceed Borrower's projected cash receipts, on a cumulative basis for the same period.

     (l) Amendments to Interest Bearing Term Notes. The Interest Bearing Notes shall be amended as follows: (i) the Interest Bearing Term Note in favor of each of the Banks is hereby amended by deleting the phrase in the upper right-hand corner of each such Interest Bearing Term Note which reads "As of April 1, 2001" and inserting in lieu thereof the phrase "As of May 31, 2001"; (ii) the Interest Bearing Term Note in favor of Bank One, Colorado, N.A. shall be further amended by: (A) deleting the sum "$2,657,271.80" in the upper left-hand corner of such Note and inserting in lieu thereof the sum "$1,810,529.16"; and (B) deleting the phrase

      "TWO MILLION SIX HUNDRED FIFTY-SEVEN THOUSAND TWO HUNDRED SEVENTY-ONE DOLLARS AND 80/100 CENTS ($2,657,271.80)" in the first paragraph of such Note and inserting in lieu thereof the phrase "ONE MILLION EIGHT HUNDRED TEN THOUSAND FIVE HUNDRED TWENTY-NINE DOLLARS AND 16/100 CENTS ($1,810,529.16)"; (iii) the Interest Bearing Term Note in favor of The Fifth Third Bank of Central Indiana shall be further amended by: (A) deleting the sum "$2,437,864.10" in the upper left-hand corner of such Note and inserting in lieu thereof the sum "$1,661,035.94"; and (B) deleting the phrase "TWO MILLION FOUR HUNDRED THIRTY-SEVEN THOUSAND EIGHT HUNDRED SIXTY-FOUR AND 10 CENTS ($2,437,864.10)" in the first paragraph of such Note and inserting in lieu thereof the phrase "ONE MILLION SIX HUNDRED SIXTY-ONE THOUSAND THIRTY-FIVE DOLLARS AND 94/100 CENTS ($1,661,035.94)"; (iv) the Interest Bearing Term Note in favor of KeyBank National Association shall be further amended by: (A) deleting the sum "$1,218,932.05" in the upper left-hand corner of such Note and inserting in lieu thereof the sum "$830,517.95"; and (B) deleting the phrase "ONE MILLION TWO HUNDRED EIGHTEEN THOUSAND NINE HUNDRED THIRTY-TWO DOLLARS AND 05/100 CENTS ($1,218,932.05)" in the first paragraph of such Note and inserting in lieu thereof the phrase "EIGHT HUNDRED THIRTY THOUSAND FIVE HUNDRED SEVENTEEN DOLLARS AND 95/100 CENTS ($830,517.95)"; and (v) (iv) the Interest Bearing Term Note in favor of National City Bank of Indiana shall be further amended by: (A) deleting the sum "$1,218,932.05" in the upper left-hand corner of such Note and inserting in lieu thereof the sum "$830,517.95"; and (B) deleting the phrase "ONE MILLION TWO HUNDRED EIGHTEEN THOUSAND NINE HUNDRED THIRTY-TWO DOLLARS AND 05/100 CENTS ($1,218,932.05)" in the first paragraph of such Note and inserting in lieu thereof the phrase "EIGHT HUNDRED THIRTY THOUSAND FIVE HUNDRED SEVENTEEN DOLLARS AND 95/100 CENTS ($830,517.95)".

     4. Conditions Precedent. This Amendment shall be effective when Borrower, each Guarantor, Agent, each Bank and Banc One Leasing have executed this Amendment and Agent has received a counterpart originally executed by each of the foregoing and Borrower has executed and delivered to Agent for delivery to each Bank such Bank's Revolving Note in the form of Exhibit A-1, attached hereto.

     5. Substitution of Exhibits. Exhibit A-1 hereto shall be attached to the Credit Agreement and substituted for the existing Exhibit A-1 to the Credit Agreement.

     6. Post-Closing Items. On or before July 31, 2001, Borrower and each Guarantor shall have delivered to Agent: (i) resolutions of its board of directors authorizing the execution and delivery of this Amendment and the performance of the obligations of Borrower and each Guarantor hereunder; and
(ii) a certificate of its secretary stating the names of those officers of Borrower and each Guarantor authorized to execute this Amendment, each containing a specimen signature of each such officer. Notwithstanding any provision of this Amendment or the Credit Agreement, as hereby amended, to the contrary, the failure of Borrower or any Guarantor to timely deliver the foregoing shall constitute an Event of Default.

     7. RELEASE OF BANKS, AGENT AND BANC ONE LEASING. BORROWER AND GUARANTORS HEREBY FOREVER RELEASE AND DISCHARGE BANKS, AGENT AND BANC ONE LEASING, FROM, AND HEREBY FOREVER RELINQUISH AND WAIVE, ANY AND ALL DEBTS, DEMANDS, CLAIMS, LIABILITY, SUITS, PROCEEDINGS, EXPENSES, ACTIONS AND CAUSES OF ACTION WHATSOEVER, OF EVERY KIND, NAME AND NATURE, KNOWN AND UNKNOWN, WHETHER OR NOT FOUNDED IN FACT OR IN LAW, AND WHETHER IN LAW OR IN EQUITY OR OTHERWISE, HERETOFORE OR NOW EXISTING OR HEREAFTER ARISING IN ANY MANNER WHATSOEVER ARISING FROM, IN CONNECTION WITH OR WITH RESPECT TO FACTS ARISING BEFORE OR IN EXISTENCE AS OF THE DATE OF EXECUTION OF THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY LOAN TO BORROWER, ANY REQUEST FOR WAIVER OF ANY COVENANT OR CONDITION OF THE CREDIT AGREEMENT, ANY GUARANTY OR GUARANTEE OF GUARANTORS, ANY COLLATERAL GRANTED TO BANKS OR AGENT TO SECURE ANY OBLIGATION OF ANY OF BORROWER OR GUARANTORS TO BANKS OR AGENT, ANY NEGOTIATIONS BETWEEN BANKS OR AGENT AND THE BORROWER OR ANY GUARANTOR WITH RESPECT TO ANY OF THE FOREGOING, THE MASTER LEASE, THE LEASES, ANY FAILURE TO FUND ANY LEASE, ANY NEGOTIATIONS BETWEEN BANC ONE LEASING AND THE BORROWER OR ANY GUARANTOR OR ANY OTHER MATTER INVOLVING BORROWER, GUARANTORS OR ANY OF THEM, AND ANY OTHER ACT, ACTION, DECISION, INACTION, REFUSAL TO ACT, FORBEARANCE OR OMISSION OF BANKS, AGENT, BANC ONE LEASING OR ANY OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY OR OTHER AGENT OF BANKS, AGENT OR BANC ONE LEASING OR ANY OTHER MEMBER OF THE BANK/AGENT GROUP. WITHOUT IN ANY MANNER LIMITING THE SCOPE OF THE RELEASE CONTAINED IN THIS SECTION 7, BORROWER AND GUARANTORS EXPRESSLY AGREE THAT THEY HAVE CONSULTED, OR HAD ANY OPPORTUNITY TO CONSULT, WITH LEGAL COUNSEL WITH RESPECT TO THE RELEASE CONTAINED IN THIS AMENDMENT, THEY UNDERSTAND THAT THIS AMENDMENT CONTAINS A RELEASE OF THE BROADEST POSSIBLE NATURE AND RESULTS IN THE RELEASE OF THOSE CLAIMS KNOWN TO THE PARTIES AND THOSE CLAIMS WHICH ARE NOT KNOWN TO THE PARTIES AND, FURTHERMORE, THAT THE RELEASE HEREBY GIVEN IS GIVEN IN EACH AND EVERY CAPACITY WHICH THE PARTY HOLDS AND RELEASES NOT ONLY THOSE CLAIMS WHICH THE PARTY MIGHT HAVE BROUGHT DIRECTLY PRIOR TO THE EXECUTION OF THIS AMENDMENT BUT ALSO THOSE CLAIMS WHICH MAY HAVE BEEN BROUGHT INDIRECTLY OR DERIVATIVELY BY BORROWER OR GUARANTORS.

BORROWER AND EACH OF THE GUARANTORS SHALL BE DEEMED TO HAVE RELEASED, RELINQUISHED, WAIVED AND DISCHARGED EACH AND EVERY CLAIM ANY OF THEM MAY HAVE WHETHER NOW EXISTING OR HEREAFTER ARISING TO THE FULLEST EXTENT POSSIBLE AS HEREINBEFORE PROVIDED. BORROWER AND GUARANTORS ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 7 ARE A MATERIAL INDUCEMENT FOR THE BANKS AND AGENT TO ENTER INTO THIS AMENDMENT. For the purposes of this Section 7, Banks and Agent shall mean Bank One, Colorado, N.A., Bank One, Indiana, N.A., KeyBank National Association, National City Bank of Indiana, National City Bank, Indiana, The Fifth Third Bank of Central Indiana and their predecessors-in-interest, the parent company of any of them, all other affiliates of Banks and Agent and all subsidiaries, direct or indirect, of Banks, Agent and any other member of the Bank/Agent Group (as hereinafter defined). For the purposes of this Section 7, Banc One Leasing shall mean Banc One Leasing Corporation, any predecessor-in-interest, its parent company and all other affiliates of Banc One Leasing Corporation and all subsidiaries, direct or indirect, of Bank One Leasing Corporation and any other member of the Bank/Agent Group. For the purposes of this Section 7, Bank/Agent Group shall mean Banks, Agent, Banc One Leasing, the parent company of any of them, all other affiliates of any of them and all subsidiaries, direct or indirect, of Banks, Agent, Banc One Leasing and any other member of the Bank/Agent Group and all officers, directors, employees, attorneys and other agents of Banks, Agent, Banc One Leasing and all other members of the Bank/Agent Group.

     8. Further Agreements/No Course of Dealing Established. Borrower and Guarantors, jointly and severally, hereby acknowledge and agree that:

        (a) Except as expressly set forth herein, this Amendment does not constitute, and no agreement, compromise or settlement of any kind has been reached between Banc One Leasing, Banks and Borrower or any Guarantor regarding, a reinstatement, restructuring or modification of the Obligations, any obligation of Borrower or any Guarantor under or with respect to the Master Lease and the Leases or any portion thereof or of any of the Loan Instruments, the Master Lease or any of the Leases and no such agreement shall exist or be deemed to exist unless and until all parties thereto execute and deliver complete documentation setting forth the terms of any such reinstatement, restructuring or modification;

        (b) Banc One Leasing and Banks are not obligated to reach any further agreement concerning the reinstatement, restructure or modification of the Obligations, any obligation under or with respect to the Master Lease and the Leases or any of the Loan Instruments, the Master Lease or any of the Leases; and

        (c) Neither this Amendment, nor any action taken or forbearance by Banc One Leasing and the Banks pursuant to this Amendment, shall impair, prejudice, or in any other manner affect the rights of Banc One Leasing, Agent or Banks in and to any of the Collateral or any property leased from Banc One Leasing by Borrower or any Guarantor (including, without limitation, any proceeds thereof) or establish or be deemed to establish any precedent or course of dealing with respect to any of the Obligations, any obligations under the Master Lease and the Leases or any Collateral or leased property.

     9. Consent of Guarantor. Each of the Guarantors hereby expressly consents to the execution and delivery of this Amendment by each of the parties to this Amendment, including Banks and Banc One Leasing, and to the performance by Borrower, Guarantors, Agent, Banks and Banc One Leasing pursuant to this Amendment and agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of the Obligations or the liability of the Borrower with respect thereto or the obligations of any Guarantor or provide a defense, setoff or counterclaim to the Borrower or any Guarantor with respect to any of the Obligations under the Credit Agreement, any Guaranty in favor of Agents or Banks, as applicable, or any Lease now existing or hereafter arising.

     10. Survival/No Third Party Beneficiaries. All of the acknowledgments, representations, warranties, covenants and agreements of the Borrower and each of the Guarantors shall survive and continue in full force and effect from and after the closing of this Amendment. There are no third party beneficiaries of or to this Amendment.

     11. No Joint Venture. Borrower and Guarantors acknowledge that the relationship between Borrower and Guarantors, on the one hand, and Agent, Banks and Banc One Leasing, on the other, is strictly that of "debtor/creditor", and that this Amendment shall not be construed as creating a partnership, joint venture or co-venture between them. Borrower and Guarantors acknowledge and agree that neither Agent, any of the Banks nor Banc One Leasing is a fiduciary with respect to them, or the creditors or equity security holders of Borrower or Guarantors.

     12. Counterparts. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

     13. Entire Agreement. This Amendment embodies the entire agreement and understanding between Borrower, Guarantors, Agent, Banks and Banc One Leasing with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to its subject matter. This Amendment may not be amended or in any manner modified unless such amendment or modification is in writing and signed by all of the parties hereto.

     14. Ratification. Borrower and each Guarantor hereby ratify and confirm its respective Obligations under the Credit Agreement and the other Loan Instruments, as amended hereby, and the liens and security interests created thereby, and acknowledges that it has no defenses, claims or setoffs to the enforcement by Agent or Banks of Borrower's and/or Guarantors' Obligations under the Credit Agreement and the other Loan Instruments, as amended hereby.

     15. Continued Effectiveness. The Credit Agreement and the Loan Instruments shall be amended only to the extent provided herein and shall remain in full force and effect in accordance with their respective terms, as hereby amended.

     16. Expenses. Borrower agrees to pay or reimburse on demand all reasonable costs and expenses of the Agent, including, without limitation, legal fees, incurred in connection with the preparation, execution, delivery, interpretation or enforcement of this Amendment and the other agreements, documents and instruments provided for herein and/or the interpretation or enforcement of the Credit Agreement or any of the other Loan Instruments and/or any rights and/or remedies of Agent and/or Banks under the Credit Agreement, this Amendment or any of the other Loan Instruments.

     17. Applicable Law. This Amendment shall be governed by and construed in accordance with the substantive law of the State of Indiana notwithstanding the fact that the conflict of law provisions of Indiana law may require the application of the substantive law of another jurisdiction.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment by their respective duly authorized signatories effective as of the date first set forth above.

                                ANALYTICAL SURVEYS, INC., as Borrower


                                By:
                                   ---------------------------------------------
                                   Michael A. Renninger, Chief Financial Officer